UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2016, Alliance HealthCare Services, Inc. (the “Company”) appointed Christianna Rosow as the Company’s principal accounting officer effective March 17, 2016. Ms. Rosow, age 36, has served as the Vice President, Corporate Controller of the Company since August 2015 and will continue in that role in addition to her new role as Vice President, Chief Accounting Officer. As previously announced, Rhonda Longmore-Grund will serve as the Company’s principal financial officer.

Prior to her role as Vice President, Corporate Controller, Ms. Rosow served as Director, Assistant Controller of the Company from November 2014 to August 2015. Prior to that, she served as the Director of Revenue Recognition at Specific Media, LLC from January 2013 to October 2014, and as an Audit Manager at Grant Thornton, LLP from August 2006 to January 2013. Ms. Rosow received her Master of Accountancy from Brigham Young University and has been a Certified Public Accountant in the State of California since 2009.

There is no arrangement or understanding between Ms. Rosow and any other persons pursuant to which she was appointed as an officer of the Company, and there is no family relationship between Ms. Rosow and any directors or executive officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2016		/s/ Rhonda Longmore-Grund
	Name:	Rhonda Longmore-Grund
	Title:	Executive Vice President, Chief Financial Officer